PRICING SUPPLEMENT NO. 19                                        Rule 424(b)(3)
DATED:  April 9, 2002                                        File No. 333-76894
(To Prospectus dated January 25, 2002,
and Prospectus Supplement dated January 25, 2002)


                                 $10,006,693,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B

Principal Amount: $25,000,000    Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 4/15/2002   Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date: 4/15/2004         CUSIP#: 073928WZ2

Option to Extend Maturity:       No     [x]
                                 Yes    [ ]    Final Maturity Date:


                                               Optional           Optional
                           Redemption          Repayment          Repayment
     Redeemable On          Price(s)            Date(s)           Price(s)
     -------------       --------------      -------------       -----------
          N/A                  N/A                N/A                N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                       Maximum Interest Rate:  N/A

[ ]      Commercial Paper Rate             Minimum Interest Rate:  N/A

[ ]      Federal Funds Effective Rate

[ ]      Federal Funds Open Rate           Interest Reset Date(s): *

[ ]      Treasury Rate                     Interest Reset Period:  Quarterly

[ ]      LIBOR Reuters                     Interest Payment Date(s):  **

[x]      LIBOR Telerate

[ ]      Prime Rate

[ ]      CMT Rate

Initial Interest Rate: 2.20%               Interest Payment Period: Quarterly

Index Maturity:  Three Months

Spread (plus or minus):  +0.22%

*  On the 15th of each July, October, January and April prior to Maturity.

** On the 15th of each July, October, January and April, including the maturity date.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.